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                               October 31, 1996


AMERCO
1325 Airmotive Way, Suite 100
Reno, Nevada 89502

        Re:     Registration Statement on Form S-3

Gentlemen:

        You have requested our opinion as special Nevada counsel for AMERCO, a Nevada corporation ("AMERCO"), in connection with the proposed offer and sale of up to 2,587,500 shares (including up to 337,500 shares which may be sold pursuant to the Underwriter's Overallotment Option) of Common Stock by AMERCO ("AMERCO Common Stock"), 300,000 shares of Common Stock by Paul F. Shoen ("Paul Shoen Common Stock"), and 200,000 shares of Common Stock by Sophia M. Shoen ("Sophia Shoen Common Stock") (The AMERCO Common Stock, Paul Shoen Common Stock and Sophia Shoen Common Stock are collectively referred to as the "Common Shares"). The Common Shares are the subject of a Registration Statement on Form S-3 (the "Registration Statement").

        In connection with this opinion, we have examined:

        1.      a draft of the Registration Statement;

        2. the Articles of Incorporation of AMERCO, as amended, certified by the Nevada Secretary of State; and

        3. the Bylaws of AMERCO certified by the Secretary of AMERCO (the "AMERCO Bylaws");

        4. a draft of the resolutions to be adopted by the Board of Directors of AMERCO authorizing the issuance of the AMERCO Common Stock ("AMERCO Resolutions");

        5. Resolutions of the Board of Directors of AMERCO regarding the issuance of the Paul Shoen Common Stock to Paul Shoen ("Paul Shoen Resolutions");

        6.      the certificate for the Paul Shoen Common Stock;

        7. Resolutions of the Board of Directors of AMERCO regarding the issuance of the Sophia Shoen Common Stock to Sophia Shoen ("Sophia Shoen Resolutions");

        8.      Certificate for the Sophia Shoen Common Stock;

        9. Certificate from an officer of AMERCO certifying that AMERCO received the consideration specified in the Sophia Shoen Resolutions and Paul Shoen Resolutions.

        We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to originals of all copies of all documents submitted to us. We have relied upon the certificates of all public officials and corporate officers with respect to the accuracy of all matters contained therein.
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        In rendering the opinion set forth herein, we have further assumed:

        1. the Registration Statement being declared effective by the Securities and Exchange Commission;

        2. the adoption of the AMERCO Resolutions by the Board of Directors of AMERCO;

        3. the offering and sale of the AMERCO Common Stock against payment of the consideration set forth in the Registration Statement;

        4. the execution and delivery of certificates conforming to the AMERCO Bylaws for the AMERCO Common Stock;

        5. The Sophia Shoen Resolutions, Paul Shoen Resolutions and the Certificates for the Sophia Shoen Common Stock and Paul Shoen Common Stock are unmodified and in full force and effect as of the date hereof.

        Based upon the foregoing, we are of the opinion that:

        1. The shares of AMERCO Common Stock to be issued by AMERCO will be legally and validly issued, fully paid and nonassessable.

        2. The shares of Sophia Shoen Common Stock issued by AMERCO to Sophia Shoen are legally and validly issued, fully paid and nonassessable.

        3. The shares of Paul Shoen Common Stock issued by AMERCO to Paul Shoen are legally and validly issued, fully paid and nonassessable.

        4. Under the laws of the State of Nevada, no personal liability will attach to the holders of any of the Common Shares by reason of their ownership thereof.

        We disclaim liability as an expert under the securities laws of the United States or any other jurisdiction.

        Nothing herein shall be deemed an opinion as to the laws of any jurisdiction other than the State of Nevada.

        This opinion is intended solely for the use of AMERCO in connection with the registration of the Common Shares. It may not be relied upon by any other person or for any other purpose, or reproduced or filed publicly by any person, without the written consent of this firm; provided, however, we hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the references to this firm contained in the Registration Statement.

                              Very truly yours,


                           LIONEL SAWYER & COLLINS